SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT – December 8, 2006
(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

DELAWARE	1-8974	22-2640650
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY	07962-2497
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)	On December 8, 2006, the Board of Directors of Honeywell International Inc.
(“Honeywell”) adopted amendments to the following sections of Honeywell’s By-laws:

	(i)	Article II, Section 7 was amended to delete the exclusion for election of directors from the scope of matters to be determined by the affirmative vote of the majority of shares present in person or represented by proxy at a meeting of shareowners;

	(ii)	Article III, Section 2 was amended to delete a provision that the number of authorized directors shall not be less than 13 nor more than 23 and to add provisions providing for a majority vote standard in uncontested elections of directors, including provisions regarding the resignation of incumbent directors who do not receive a majority of the votes cast in an uncontested election; and

	(iii)	Article VII was amended to add a new Section 8 providing that Honeywell will seek shareowner approval prior to adoption of a rights plan unless a majority of its independent directors determines that it is in the best interest of Honeywell and its shareowners to adopt the plan without delay, in which case, the plan would expire by its terms within twelve months unless earlier ratified by the shareowners.

     A copy of Honeywell’s By-laws, as amended, is attached as Exhibit 3(ii) to this Report.

      On December 11, 2006, Honeywell issued a press release regarding the By-law amendments discussed above, a copy of which is attached as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits

      3(ii) Honeywell’s By-laws, as amended December 8, 2006

      99.1 Press release issued December 11, 2006 regarding amendment of Honeywell’s By-laws

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2006	HONEYWELL INTERNATIONAL INC.

	By:	/s/ Thomas F. Larkins
Thomas F. Larkins
Vice President, Corporate Secretary and
Deputy General Counsel